Exhibit 99.1

405 S 8th Street #201, Boise, ID 83702

NEWS RELEASE

May 19, 2023

Perpetua Resources Reports Results of 2023 Annual Meeting

BOISE, ID – Perpetua Resources Corp. (Nasdaq: PPTA / TSX: PPTA) (“Perpetua Resources” or “Perpetua” or the “Company”) today announced the results of its annual general meeting (the “Annual Meeting”), which was held online through a virtual meeting platform on May 18, 2023.

A total of 44,110,668 common shares were represented at the Annual Meeting, or 69.91% of the votes attached to all outstanding shares at the Company’s record date of March 28, 2023. The Company’s shareholders voted for the election of all director nominees listed in the Company’s management information proxy circular. Detailed results of the vote for the election of directors are as follows:

Name of Nominee	Votes For	Votes Withheld	Total Votes*	Percentage of Votes For*	Percentage of Votes Withheld*
Marcelo Kim	39,082,371	248,638	39,331,009	99.37%	0.63%
Chris Papagianis	39,228,924	102,085	39,331,009	99.74%	0.26%
Laurel Sayer	39,269,532	61,477	39,331,009	99.84%	0.16%
Jeff Malmen	39,268,697	62,312	39,331,009	99.84%	0.16%
Chris Robison	39,270,256	60,753	39,331,009	99.85%	0.15%
Bob Dean	39,270,546	60,463	39,331,009	99.85%	0.15%
Alex Sternhell	39,237,649	93,360	39,331,009	99.76%	0.24%
Laura Dove	39,270,051	60,958	39,331,009	99.85%	0.15%
Rich Haddock	39,241,849	89,160	39,331,009	99.77%	0.23%

* Not all shares were voted in respect of all resolutions therefore the combined number of shares voted for or withheld (and corresponding percentages) may not add up to the total shares represented at the Annual Meeting.

The directors were elected to hold offices until the next annual meeting of shareholders or until their successors are elected or appointed.

The Company’s shareholders also ratified the appointment of PricewaterhouseCoopers LLP, Chartered Accountants, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 at a remuneration to be set by the Directors (99.90% voted in favor).

Detailed voting results for the meeting are available on SEDAR at www.sedar.com.

For further information about Perpetua Resources Corp., please contact:

Chris Fogg

Investor Relations Manager

chris.fogg@perpetuacorp.us

Info@perpetuacorp.us

Mckinsey Lyon

Vice President External Affairs

media@perpetua.us

Website: www.perpetuaresources.com

Responsible Mining. Critical Resources. Clean Future.

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About Perpetua Resources and the Stibnite Gold Project

Perpetua Resources Corp., through its wholly owned subsidiaries, is focused on the exploration, site restoration and redevelopment of gold-antimony-silver deposits in the Stibnite-Yellow Pine district of central Idaho that are encompassed by the Stibnite Gold Project (the “Project”). The Project is one of the highest-grade, open pit gold deposits in the United States and is designed to apply a modern, responsible mining approach to restore an abandoned mine site and produce both gold and the only mined source of antimony in the United States. Further advancing Perpetua Resources’ ESG and sustainable mining goals, the Project will be powered by the lowest carbon emissions grid in the nation and a portion of the antimony produced from the Project will be supplied to Ambri, a US-based company commercializing a low-cost liquid metal battery essential for the low-carbon energy transition. Perpetua Resources has been awarded a Technology Investment Agreement of up to $24.8 million in Defense Production Act Title III funding to advance construction readiness and permitting of the Project. Antimony trisulfide from Stibnite is the only known domestic source of antimony that can meet U.S. defense needs for many small arms, munitions, and missile types. In addition to the company’s commitments to transparency, accountability, environmental stewardship, safety and community engagement, Perpetua Resources adopted formal ESG commitments which can be found here.

Forward-Looking Information

Statements contained in this news release that are not historical facts are "forward-looking information" or "forward-looking statements" (collectively, "Forward-Looking Information") within the meaning of applicable Canadian securities legislation and the United States Private Securities Litigation Reform Act of 1995. Forward-Looking Information includes, but is not limited to, disclosure regarding possible events, next steps and courses of action, including plans with respect to the ability of the Company and Ambri, Inc. to perform under the supply agreement, which agreement is subject to certain conditions, including identification of one or more refiners to transform our antimony concentrate into antimony metal, and mutual agreement on certain material terms, including volume and pricing; and the Stibnite Gold Project and the success of such project. In certain cases, Forward-Looking Information can be identified by the use of words and phrases or variations of such words and phrases or statements such as "anticipate", “expect” “plan”, “likely”, “believe”, “intend”, “forecast”, “project”, “estimate”, "potential", "could", "may", "will", "would" or “should”. Forward-Looking Information in this news release are based on certain material assumptions and involve, known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Perpetua Resources to be materially different from any future results, performance or achievements expressed or implied by the Forward-Looking Information. Such risks and other factors include those factors discussed in Perpetua Resources' public filings with the U.S. Securities and Exchange Commission (the “SEC”) and its Canadian disclosure record. Although Perpetua Resources has attempted to identify important factors that could affect Perpetua Resources and may cause actual actions, events or results to differ materially from those described in Forward-Looking Information, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that Forward-Looking Information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on Forward-Looking Information. For further information on these and other risks and uncertainties that may affect the Company’s business, see the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s filings with the SEC, including Perpetua’s Annual Report on Form 10-K filed with the SEC on March 16, 2023, which are available at www.sec.gov and with the Canadian securities regulators, which are available at www.sedar.com. Except as required by law, Perpetua Resources does not assume any obligation to release publicly any revisions to Forward-Looking Information contained in this news release to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Responsible Mining. Critical Resources. Clean Future.

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